SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

March 9, 2013
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Date of Report (date of earliest event reported)

ALL-AMERICAN SPORTPARK, INC.
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Exact name of Registrant as Specified in its Charter

Nevada	0-024970	88-0203976
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State or Other Jurisdiction	Commission File	IRS Employer
of Incorporation	Number	Identification Number

6730 South Las Vegas Boulevard, Las Vegas, NV 89119
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Address of Principal Executive Offices, Including Zip Code

(702) 798-7777
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 9, 2013, All-American Golf Center, Inc. (“AAGC”) the majority owned subsidiary of All-American SportPark, Inc. (the "Company") entered into an amendment to its Customer Agreement with Callaway Golf Company (“Callaway”) dated June 19, 2009 (the “Amendment”). The effective date of the Amendment is January 20, 2013. The Amendment provides that AAGC is to use all reasonable efforts to negotiate and enter into a non-exclusive written contract with an alternative retail branding partner. In the event that AAGC is successful in executing a written contract with an alternative retail branding partner, the Customer Agreement will terminate on June 30, 2013. In the event that an agreement with an alternative retailed branding partner is not entered into by June 30, 2013, the Customer Agreement will terminate on that date but AAGC will have the right to continue to operate its Callaway Golf Center using the Callaway name and trademarks for the term of the land lease on the property.

     Pursuant to the terms of the Amendment, Callaway is not required to pay any marketing funds or other fees or expenses required under the Customer Agreement during the first two quarters of 2013. The Amendment also provides that Callaway may, at its option, continue to feature its products in a second position at the Callaway Golf Center after termination of Customer Agreement, under certain terms and conditions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL-AMERICAN SPORTPARK, INC.

Date: March 24, 2013	By:	/s/ Ronald S. Boreta
Ronald S. Boreta, President

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